Exhibit 10.3

AGREEMENT AND CONSENT TO THE APPOINTMENT OF A CONSERVATOR OR RECEIVER

This Agreement and Consent to the Appointment of a Conservator or Receiver (“Consent”) is made and is effective this 2nd day of June, 2010 (the “Effective Date”), by TierOne Bank (the “Savings Association”), a federally chartered stock savings bank, having its home office located in Lincoln, Nebraska, with the Office of Thrift Supervision (“OTS”), an office within the United States Department of the Treasury, having its principal executive offices located at 1700 G Street, N.W., Washington, D.C.

RECITALS

WHEREAS, the Savings Association is experiencing severe supervisory and/or financial problems that are unlikely to be able to be resolved successfully without federal intervention and the appointment of a conservator or receiver;

NOW THEREFORE, as a result of the foregoing, it is hereby agreed by the Savings Association as follows:

1.	Consent to the Appointment of a Conservator or Receiver.

The Savings Association hereby consents to the appointment of a conservator or receiver or other legal custodian for the Savings Association by the OTS, and waives any right it may otherwise have under 12 U.S.C. § 1464(d)(2)(B) or any other law to challenge the appointment by the OTS of a conservator, receiver, or other legal custodian.

2.	Integration Clause; Modification.

This Consent represents the final written agreement of the Savings Association with the OTS with respect to the subject matter hereof and constitutes the sole agreement of the Savings Association with the OTS, as of the Effective Date, with respect to such subject matter.

3.	Successors in Interest/Benefit.

The terms and provisions of this Consent shall be binding upon and inure to the benefit of the Savings Association, OTS and their successors in interest.  Nothing in this Consent, express or implied, shall give to any person or entity other than the Savings Association, OTS and Federal Deposit Insurance Corporation any benefit or any legal or equitable right, remedy or claim under this Consent.

4.	Duration, Termination or Suspension of Consent.

This Consent shall remain in effect until terminated, modified or suspended by the OTS, acting through the OTS Central Regional Director or his designee.  The Savings Association may request that the OTS permit the Savings Association to withdraw its Consent pursuant to a resolution of its Board of Directors (Board) delivered to the OTS Central Regional Director or his designee prior to any initial appointment of a conservator or receiver by the OTS along with a written request signed by the Board to withdraw this Consent.

5.	Valid Agreement, Enforceability of Agreement.

(a)           The undersigned officer of the Savings Association represents and warrants that: (i) he/she is an officer of the Savings Association holding the title that is set forth below his/her signature below; (ii) he/she has been duly authorized by the Board to execute this Consent on behalf of the Savings Association; (iii) a true and correct copy of the Board resolution authorizing execution of this Consent is attached; and (iv) this Consent is  valid and binding on the Savings Association.

(b)           It is understood and agreed that this Consent is also a “written agreement” entered into with the OTS within the meaning of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. § 1818.

(c)           All or certain of the members of the Savings Association’s Board are signing this Consent.  Each such director, by signing this Consent, attests that he/she voted positively in favor of the attached Board resolution authorizing the execution of the Consent by the Savings Association.

6.	Separability Clause.

In the event any provision in this Consent shall be found to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless the OTS Central Regional Director, in his sole discretion, determines otherwise.

IN WITNESS WHEREOF, the Savings Association hereby executes this Consent.

TIERONE BANK
By:

/s/ Charles W. Hoskins
Name:  Charles W. Hoskins
Acting Chairman of the Board

Attest:

/s/ Eugene B. Witkowicz
Name: Eugene B. Witkowicz
Title:   Secretary
(SEAL)

THE DIRECTORS OF TIERONE BANK

 /s/ James A. Laphen
Name:  James A. Laphen, Director

 /s/ Campbell R. McConnell
Name:  Campbell R. McConnell, Director

 /s/ Joyce Person Pocras
Name:  Joyce Person Pocras, Director

Attachment to Consent Agreement - Form of Secretary’s Certificate and Resolution

I, the undersigned, being the duly appointed and qualified Secretary (or assistant or acting Secretary) of TierOne Bank (the “Savings Association”) hereby certify as follows:

1.      A meeting of the Board of Directors of the Savings Association pursuant to its bylaws was held on June 2, 2010;

2.      At said meeting, a quorum was present and acting throughout; and

3.      Attached hereto as Exhibit A is a true copy of resolution duly adopted by the Savings Association’s Board of Directors at the aforesaid meeting, and the resolution has not been rescinded or modified and is now in full force and effect.

IN WITNESS WHEREOF, I have set my hand, affixed the seal of the Savings Association, and delivered this Certificate to the OTS on this 2nd day of June, 2010.

/s/ Eugene B. Witkowicz
Name: Eugene B. Witkowicz
Title:   Secretary

(SEAL)

Exhibit A

WHEREAS, after due consideration, the Board has made a determination that it is in the best interest of the Savings Association to consent to the appointment of a conservator or receiver and to enter into the Consent.

NOW, THEREFORE, BE IT RESOLVED, that the Savings Association consents to the appointment of a conservator or receiver; and

FURTHER RESOLVED, that the execution, delivery and performance of all of the provisions of the Consent, be and hereby are, authorized and approved; and

FURTHER RESOLVED, that any officer of the Savings Association be, and each hereby is, authorized, empowered and directed to execute and deliver the Consent on behalf of the Savings Association; and any officer of the Savings Association be, and each hereby is, authorized to attest to the execution of the Consent and to affix the seal of the Savings Association; and

FURTHER RESOLVED, that the officers of the Savings Association are hereby authorized and directed to take all steps necessary or appropriate to implement the terms of the Consent and to cause the Savings Association to comply in all respects with the terms of the Consent.